NationsBank Corporation and Subsidiaries                           Exhibit 12(a)
Ratio of Earnings to Fixed Charges
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(Dollars in Millions)

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                                                      Three Months                      Year ended December 31
                                                         Ended       ------------------------------------------------------------
                                                     March 31,1997      1996          1995        1994           1993       1992
                                                     ----------------------------------------------------------------------------
Excluding Interest on Deposits
------------------------------
Income before taxes                                     $1,108         $3,634        $2,991      $2,555        $1,991     $1,396
Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                             -              2            (7)         (3)           (5)        (1)
Fixed charges:
     Interest expense (including
       capitalized interest)                             1,075          4,125         4,480       2,896         1,421        916
     Amortization of debt discount and
       appropriate issuance costs                            4             20            12           8             6          3
     1/3 of net rent expense                                35            126           125         114            96         91
                                                       ----------------------------------------------------------------------------
        Total fixed charges                              1,114          4,271         4,617       3,018         1,523      1,010
Earnings (excluding capitalized interest)               $2,222         $7,907        $7,601      $5,570        $3,509     $2,398
                                                       ============================================================================
Fixed charges                                           $1,114         $4,271        $4,617      $3,018        $1,523     $1,010
                                                       ============================================================================
Ratio of earnings to fixed charges                        1.99           1.85          1.65        1.85          2.30       2.38

Including Interest on Deposits
------------------------------
Income before taxes                                     $1,108         $3,634        $2,991      $2,555        $1,991     $1,396
Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                             -              2            (7)         (3)           (5)        (1)
Fixed charges:
     Interest expense (including
       capitalized interest)                             2,073          7,447         7,761       5,310         3,570      3,688
     Amortization of debt discount and
       appropriate issuance costs                            4             20            12           8             6          3
     1/3 of net rent expense                                35            126           125         114            96         91
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        Total fixed charges                              2,112          7,593         7,898       5,432         3,672      3,782
Earnings (excluding capitalized interest)               $3,220        $11,229       $10,882      $7,984        $5,658     $5,170
                                                       ============================================================================
Fixed charges                                           $2,112         $7,593        $7,898      $5,432        $3,672     $3,782
                                                       ============================================================================
Ratio of Earnings to Fixed Charges                        1.52           1.48          1.38        1.47          1.54       1.37


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